EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Specialized Fund(s)
File Number: 811-3916
Registrant CIK Number: 0000734383


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 8 Identifier S000011322 Dividend Appreciation Index Fund
Class 1 SEC Identifier C000031349
Class 2 SEC Identifier C000135474
Class 3 SEC Identifier C000031350

Item 72DD

1. Total Income dividends for which record date passed during the period                                           $20,628
2. Dividends for a second class of open-end company shares                                                        $100,830
3. Dividends for a third class of open-end company shares                                                         $510,111

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.741
        2. Dividends from a second class of open-end company shares                                                 $0.520
        3. Dividends from a third class of open-end company shares                                                  $1.919



Item 74
U)      1. Number of shares outstanding                                                                             26,689
        2. Number of shares outstanding for a second class of shares of open-end company shares                    206,898
        3. Number of shares outstanding for a third class of shares of open-end company shares                     268,121

V)      1. Net asset value per share (to the nearest cent)                                                          $42.85
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                $29.07
        3. Number of shares outstanding for a third class of shares of open-end company shares                     $107.10





Series 7 Identifier S000002924 REIT Index Fund
Class 1 SEC Identifier C000008010
Class 2 SEC Identifier C000008011
Class 3 SEC Identifier C000008012
Class 4 SEC Identifier C000032424

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $69,040
2. Dividends for a second class of open-end company shares                                                         $545,730
3. Dividends for a third class of open-end company shares                                                          $244,477
4. Dividends for a fourth class of open-end company shares                                                       $1,025,920

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.788
        2. Dividends from a second class of open-end company shares                                                 $3.483
        3. Dividends from a third class of open-end company shares                                                  $0.542
        4. Dividends for a fourth class of open-end company shares                                                  $2.458

B.)     1. Distributions of capital gains                                                                           $0.011
	2. Distributions of capital gains from a second class of open-end company shares                            $0.048
        3. Distributions of capital gains from a third class of open-end company shares                             $0.007
        4. Distributions of capital gains from a fourth class of open-end company shares                            $0.034

C.)     1. Other distributions                                                                                      $0.328
        2. Other distributions from a second class of open-end company shares                                       $1.447
        3. Other distributions from a third class of open-end company shares                                        $0.225
        4. Other distributions from a fourth class of open-end company shares                                       $1.022

Item 74
U)      1. Number of shares outstanding                                                                              81,184
        2. Number of shares outstanding for a second class of shares of open-end company shares                     157,660
        3. Number of shares outstanding for a third class of shares of open-end company shares                      469,046
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                     407,430

V)      1. Net asset value per share (to the nearest cent)                                                           $26.40
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                $112.63
        3. Number of shares outstanding for a third class of shares of open-end company shares                       $17.43
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      $79.47








Series 2 Identifier S000002922 Health Care Fund
Class 1 SEC Identifier C000008007
Class 2 SEC Identifier C000008008

Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                           $12.952
        2. Distributions of capital gains from a second class of open-end company shares                            $5.464



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